                      STOCK AND WARRANT PURCHASE AGREEMENT

                            DATED AS OF JULY 30, 1997

                                      AMONG

                                SAFETY 1ST, INC.

                                (THE "COMPANY"),

                                       AND

                           THE INVESTORS NAMED HEREIN

                                (THE "INVESTORS")

                             SCHEDULES AND EXHIBITS


Schedule I         -        Investors
Schedule 3.1       -        Jurisdictions
Schedule 3.2       -        Consents
Schedule 3.4       -        Capitalization
Schedule 3.4A      -        Subsidiaries
Schedule 3.5       -        Financial Information
Schedule 3.6       -        Liabilities
Schedule 3.7       -        Changes
Schedule 3.8       -        Encumbrances
Schedule 3.9       -        Leased Real Property
Schedule 3.10      -        Leased Personal Property
Schedule 3.11      -        Intellectual Property
Schedule 3.12      -        Material Agreements
Schedule 3.13      -        Litigation and Other Proceedings
Schedule 3.14      -        Compliance with Laws
Schedule 3.15      -        Taxes
Schedule 3.16      -        Labor Relations; Employees
Schedule 3.17      -        Employee Benefit Plans
Schedule 3.18      -        Related Party Transactions
Schedule 3.22      -        Insurance
Schedule 3.23      -        Environmental
Schedule 9.2       -        Insurance


Exhibit A          -        Form of Certificate of Designation
Exhibit B          -        Form of Registration Rights Agreement
Exhibit C          -        Form of Conditional Warrant
Exhibit D          -        Form of Unconditional Warrant
Exhibit E          -        Forms of Legal Opinions of counsel to the Company

                                        STOCK AND WARRANT PURCHASE AGREEMENT
                                        dated as of July 30, 1997, among SAFETY
                                        1ST, INC., a Massachusetts corporation
                                        (the "Company"), and the Investors
                                        listed on Schedule I (the "Investors"
                                        which expression shall include all
                                        transferees pursuant to Section 10.4
                                        hereof).

                  The Company is in the business of developing, marketing and distributing child safety and care products and home security products (the "Business"). The Company desires to raise $15,000,000 in equity financing, and the Investors are willing to purchase certain shares of the Company's preferred stock and warrants to purchase shares of the Company's common stock in connection therewith, all on the terms and subject to the conditions set forth herein.

                  ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:


                                    ARTICLE I

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1. DEFINED TERMS.

              Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

                  "Affiliate" means (i) with respect to any individual, (A) a spouse or descendant of such individual and (B) any trust or family partnership whose beneficiaries shall solely be such individual and/or such individual's spouse and/or any Person related by blood or adoption to such individual or such individual's spouse, (ii) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof and, without limiting the generality of the foregoing, with respect to BT Capital includes (x) the ultimate parent corporation of BT Capital and (y) a corporation, a general partnership, a limited partnership or limited liability corporation, in which all the beneficial interests of any of the foregoing entities is owned directly or indirectly by one or more present or former employees or executives of BT Capital or their respective Affiliates. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Articles of Organization" means the Restated Articles of Organization of the Company as amended and restated and in effect at the time in question.

                  "Bear Stearns" means Bear, Stearns & Co., Inc.

                  "Best Knowledge" has the meaning given to it in Section  1.2.

                  "BT Capital" means BT Capital Partners, Inc.

                  "Business" has the meaning given to it in the Preamble to this Agreement.

                  "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

                  "By-laws" means the by-laws of the Company, as amended and in effect at the time in question.

                  "Certificate of Designation" means the Certificate of Designation dated as of the date hereof of the Company, a form of which is attached as Exhibit A.

                  "Change of Control" shall mean the occurrence of the situation described in (i) of the definition of Change of Control (as defined in the Certificate of Designation) with respect to 51% (and not 30%) or more of the total voting stock or the occurrence of any of the situations described in (ii) of the definition of Change of Control (as defined in the Certificate of Designation).

                  "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

                  "Closing" has the meaning given to it in Section  2.1(b).

                  "Closing Certificate" has the meaning given to it in Section 6.1.

                  "Closing Date" has the meaning given to it in Section 2.1(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the common stock, $.01 par value, of the Company.

                  "Common Equivalents" means a share of Common Stock or the right to acquire, whether or not immediately exercisable, one share of Common Stock pursuant to a Warrant.

                  "Company" has the meaning given to it in the caption to this Agreement.

                  "Company Indemnified Persons" has the meaning given to it in
Section 6.2(e).

                  "Confidential and Proprietary Information" means information that is not generally known to the public and that is used, developed or obtained by the Company and/or its Subsidiaries, or by their clients or customers and disclosed to the Company and/or its Subsidiaries, in connection with its or their business, including, but not limited to, (i) information, observations, procedures and data obtained by the Company and/or its Subsidiaries concerning the business or affairs of the Company and/or its Subsidiaries or any of their clients or customers, (ii) products or services,
(iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form.

                  "Conditional Warrants" shall mean the warrants to purchase shares of Common Stock each dated as of the Closing Date, to be executed and delivered on the Closing Date in accordance with Section 2.1 in the form of Exhibit C.

                  "Credit Agreement" means the Credit Agreement dated as of July 30, 1997, among the Company, Safety 1st Home Products Canada Inc., the lenders party thereto and BT Commercial Corporation, as Agent, as the same may be restated, replaced, amended, supplemented or otherwise modified from time to time.

                  "Documents" means this Agreement, the Warrants, the Certificate of Designation, the Voting Agreement, the Registration Rights Agreement and the SBA Letter.

                  "Employee Plans" means any current or previously terminated "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, in each case, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

                  "Encumbrance" has the meaning given to it in Section 3.8.

                  "Environmental and Safety Requirements" means all Legal Requirements, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. Section 1804, et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

                  "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

                  "Escrow Agreement" means the Escrow Agreement dated as of January 31, 1997 among the Company, Goldman Sachs Credit Partners L.P. and O'Melveny & Myers LLP.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                  "Existing Credit Agreement" means the First Amended and Restated Loan Agreement dated as of January 31, 1997 among the Company, the lenders named therein and Goldman Sachs Credit Partners L.P.

                  "Existing Indebtedness" has the meaning given to it in the Certification of Designation.

                  "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Articles of Organization and By-laws.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                  "Indebtedness" has the meaning given to it in the Certificate of Designation.

                  "Indemnified Persons" means any of the Company Indemnified Persons or any of the Investor Indemnified Persons, as the context may require.

                  "Indemnifying Persons" has the meaning given to it in Section 6.2(b).

                  "Insurance Policies" has the meaning given to it in Section 3.22.

                  "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

                  "Investor" has the meaning given to it in the caption to this Agreement.

                  "Investor Indemnified Person" has the meaning given to it in
Section 6.2(a).

                  "Leased Real Property" has the meaning given to it in Section 3.9.

                  "Legal Requirements" means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

                  "Liability" means, to the Best Knowledge of the Company, any material liability or obligation, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                  "Lien" has the meaning given to it in the Certificate of Designation.

                  "Loss" means any loss (including diminution in value of Securities), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities and customer, vendor and employee relationships of such Person.

                  "Material Agreements" has the meaning given to it in Section 3.12(a).

                  "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority.

                  "Permits" has the meaning given to it in Section 3.14.

                  "Permitted Encumbrances" has the meaning given to it in
Section 3.8.

                  "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                  "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

                  "Purchased Shares" has the meaning given to it in Section 2.1(a).

                  "Purchased Warrants" has the meaning given to it in Section
2.1.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company and the Investors (as defined therein) a form of which is attached as Exhibit B.

                  "Requisite Investors" means Investors holding Common Equivalents representing 51% or more of all the outstanding Common Equivalents at the time in question.

                  "Reserved Common Shares" means the shares of Common Stock issuable upon the exercise of the Purchased Warrants.

                  "Restricted Payments" means (i) any dividend or other distribution on any shares of the capital stock of the Company or its Subsidiaries (other than stock splits, like kind stock dividends) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any shares of capital stock of the Company or its Subsidiaries (other than the Series A Preferred Stock).

                  "Restricted Securities" shall mean the Purchased Shares, the Purchased Warrants, the Reserved Common Shares and any shares of capital stock received in respect of any thereof, in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "Restricted Shares" shall mean the Reserved Common Shares that constitute Restricted Securities.

                  "Returns" has the meaning set forth in Section 3.15 of this Agreement.

                  "SBA Letter" has the meaning set forth in Section 5.13 of this Agreement.

                  "SEC" has the meaning set forth in Section 3.5.

                  "SEC Reports" has the meaning set forth in Section 3.5.

                  "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the

Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

                  "Series A Preferred Stock" means the Series A Preferred Stock, $1.00 par value, of the Company.

                  "Shares" means the Purchased Shares and the Reserved Common Shares.

                  "Significant Investor" has the meaning set forth in Section
8.1.

                  "Stock Option Plan" means collectively the Stock Option Plans of the Company which have been filed with the SEC Reports.

                  "Subsidiary" shall mean, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

                  "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the

Code or any other applicable Legal Requirement) of another Person or a member of an affiliated or combined group.

                  "Transfer" shall mean any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Unconditional Warrants" shall mean the warrants to purchase Common Stock each dated as of the Closing Date, to be executed and delivered on the Closing Date in accordance with Section 2.1 in the form of Exhibit D.

                  "Voting Agreement" means the Voting Agreement dated as of the date hereof among the Company and the other parties named therein.

                  "Warrants" shall mean collectively the Conditional Warrants and the Unconditional Warrants (together with any Warrants issued after the Closing Date in substitution or exchange for any Warrants in accordance with the provisions of this Agreement or the Warrants).

1.2. RULES OF CONSTRUCTION.

              The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) actual knowledge of such Person (including the actual knowledge of the executive officers and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.


                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

2.1. CLOSING.

                       (a) At the Closing (as defined below), subject to the satisfaction of the conditions in Article V, the Company shall issue and sell to each Investor, and each Investor shall severally purchase from the Company, (i) that number of shares of Series A Preferred Stock set forth opposite the name of such Investor in the second column of Schedule I (the aggregate number of the shares of Series A Preferred Stock purchased by the Investors referred to herein as the "Purchased Shares") and (ii) that number of Unconditional Warrants and Conditional Warrants set forth opposite the name of such Investor in the third and fourth columns of Schedule I, respectively (the aggregate number of Warrants purchased by the Investors referred to herein as the "Purchased Warrants"), for the aggregate purchase price set forth opposite the name of such Investor in the fifth column of Schedule I. The Company and the Investors agree that no later than 10 business days following the Closing they shall agree upon a mutually acceptable allocation of the aggregate purchase price of $15,000,000 payable by the Investors pursuant to this Section 2.1 as between the Purchased Shares and the Purchased Warrants.

                       (b) The closing (the "Closing") hereunder with respect to the issuance and sale of the Purchased Shares and the Purchased Warrants and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on the date hereof (the "Closing Date"). At the Closing, the Company shall (i) deliver to each Investor one or more certificates representing the Purchased Shares being purchased by such Investor at the Closing, registered in the name of such Investor, against receipt by the Company of the aggregate purchase price therefor, payable in its entirety by wire transfer of immediately available funds to a bank and account number details of which shall have previously been notified to each Investor and (ii) deliver to each Investor one or more certificates representing the number of Conditional Warrants and Unconditional Warrants purchased by such Investor at the Closing, registered in the name of such Investor, against receipt by the Company of the aggregate purchase price therefor, payable in its entirety by wire transfer of immediately available funds to a bank and account number details of which shall have previously been notified to the Company.

2.2. USE OF PROCEEDS.

                  The proceeds received by the Company from the sale of all Purchased Shares and Purchased Warrants shall be used by the Company solely for
(i) the repayment in part of all indebtedness due and payable under the Existing Credit Agreement, (ii) the payment of fees and expenses incurred in connection with the consummation of this transaction and (iii) working capital needs, each as described in the detailed analysis of the use of proceeds previously delivered to the Investors.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company represents and warrants to the Investors that:

3.1. ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.

              The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in the respective jurisdictions set forth on Schedule 3.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company and each of its Subsidiaries or the nature of the business or activities conducted by the Company and each of its Subsidiaries makes such qualification necessary. The Investors have been furnished with true, correct and complete copies of the Articles of Organization and By-laws of the Company and each of its Subsidiaries, in each case as amended and in effect on the date hereof. The Company has never engaged in any businesses other than the Business.

3.2. AUTHORIZATION, EXECUTION AND ENFORCEABILITY.

              The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated by such Documents. The Company's execution and delivery of, and performance of its obligations under, the Documents to which the Company is a party have been duly and validly authorized by all requisite action on the part of the Company, and each such Document constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws and subject to general principles of equity. Except as set forth on Schedule 3.2 and relying on the accuracy of the representations of the Investors contained in Section 4.2, the Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, including the authorization, reservation, issuance, sale and delivery, as the case may be, of the Shares and the Purchased Warrants, will not (a) violate any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, under, any provision of the Fundamental Documents of the Company or any of its Subsidiaries or any Material Agreement or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their assets or properties are or may be bound.

3.3. AUTHORIZATION.

              The authorization, reservation, issuance, sale and delivery, as applicable, of the Shares and the Purchased Warrants have been duly and validly authorized by all requisite action on the part of the Company. Upon payment of the consideration therefor in accordance with the terms hereof, the Purchased Shares, the Purchased Warrants and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of the Warrant), will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

3.4. CAPITALIZATION AND EQUITY INVESTMENT.

                       (c) The authorized capital stock of the Company immediately after the consummation of the Closing shall consist of:

                               (i) 15,000,000 duly authorized shares of Common
                  Stock, of which:

                                       (A) 7,187,288 shares shall be duly and
                           validly issued and outstanding, fully paid and nonassessable;

                                       (B) 1,699,993 shares shall be duly and
                           validly reserved for issuance pursuant to outstanding options granted to and held by the employees, directors or independent contractors of the Company in the amounts set forth on Schedule 3.4;

                                       (C) 1,268,346 shares shall be duly and
                           validly reserved for issuance upon the exercise of the Purchased Warrants; and

                                       (D) 7,812,712 shares shall be unissued;
                           and

                               (ii) 15,000 duly authorized shares of Series A
                  Preferred Stock, of which:

                                       (A) 15,000 shares shall be duly and
                           validly issued and outstanding, fully paid and nonassessable, all of which shall be held of record and beneficially by the Persons and in the amounts set forth on Schedule 3.4; and

                                       (B) No shares shall be unissued.

                       (b) Schedule 3.4 hereto also contains a list of all outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Securities of the Company, which list names all Persons entitled to receive such Securities, indicates whether or not such Securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise (other than due to stock splits or the like) and sets forth the shares of capital stock and other Securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the Purchased Shares).

                       (c) Except as set forth on Schedule 3.4 there are no preemptive rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound. Except as set forth on Schedule 3.4 or as contemplated by the Documents and the Fundamental Documents of the Company, there is no Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

                       (d) Other than as required by the Articles of Organization (including the Certificate of Designation) there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

                       (e) All Securities issued by the Company have been either issued in transactions in accordance with or exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities.

                       (f) The are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (i) United States or state securities laws or (ii) the terms and provisions of the Documents or as are disclosed in the SEC Reports.

                       (g) Except as set forth on Schedule 3.4A, the Company does not have any Subsidiaries, nor does it own any capital stock or other proprietary interest, directly or indirectly, in any other Person. Except as set forth on Schedule 3.4A hereto, the Corporation owns, directly or through another Subsidiary, all of the capital stock of each Subsidiary and there are no options, warrants or other rights to acquire any capital stock of any Subsidiary.

3.5. REPORTS AND FINANCIAL INFORMATION.

                       (a) The Company has filed in a timely manner, all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since April 1, 1993, including, without limitation, an Annual Report on Form 10-K for the year ended December 31, 1996 and a Form 10-Q for the quarterly period ended March 31, 1997 (collectively and as amended to date, the "SEC Reports"), and has previously furnished or made available to the Investors true and complete copies of all SEC Reports. None of the SEC Reports or any Registration Statement, definitive proxy statement and other documents filed by the Company with the SEC since April 1, 1993 (collectively, the "33 and 34 Act Reports"), as of their respective dates (as amended through the date hereof), (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) failed to comply with the requirements of the Securities Act, the Exchange Act or the respective rules and regulations of the SEC thereunder.

                       (b) Except as set forth on Schedule 3.5 attached hereto, the financial statements contained in the 33 and 34 Act Reports and the unaudited balance sheet of the Company as of June 30, 1997, and the related statements of operations and statements of cash flows for the period then ended annexed hereto

(collectively, the "Financial Statements") (i) were in accordance with the books and records of the Company, (ii) presented fairly the consolidated financial condition and results of operations of the Corporation as of the dates and for the periods indicated and (iii) were prepared in accordance with generally accepted accounting principles consistently applied (except as set forth in the notes thereto and subject, in the case of Financial Statements as at the end of or for the periods other than fiscal years, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

                       (c) The Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

3.6. ABSENCE OF UNDISCLOSED LIABILITIES.

              Except as set forth on Schedule 3.6 attached hereto, to the Best Knowledge of the Company, the Company has no material Liability which was not provided for or disclosed in the SEC Reports (including the Financial Statements), other than Liabilities incurred in the ordinary course of business since March 31, 1997.

3.7. ABSENCE OF CHANGES.

              Except as set forth on Schedule 3.7 attached hereto or otherwise disclosed in the SEC Reports, since March 31, 1997 there has not been any (i) event or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, (ii) material deviation from historical accounting and other practices in connection with the maintenance of the Company's books and records, (iii) damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries,
(iv) declaration or payment of any dividend or other distribution on or with respect to the shares of capital stock of the Company or Securities exercisable or exchangeable for, or convertible into, capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock or other Securities of the Company, (v) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers, employees or agents, or the making of any bonus payment or similar arrangement to or with any of them, (vi) except for the write-off of accounts receivable in the ordinary course of business consistent with past practice, cancellation of indebtedness due to the Company or any of its Subsidiaries from others, (vii) material Liability created or incurred, or any transaction, contract or commitment entered into, by the Company or any of its Subsidiaries, other than such items created or incurred in the ordinary course of business and consistent with past practice, (viii) material change in the manner in which the Company or any of its Subsidiaries extends discounts or credits to customers or otherwise deals with customers, (ix) material change in the manner in which the Company or any of its Subsidiaries markets its products or services or material increase or decrease in inventory levels in excess of historical levels for comparable periods, (x) waiver or release of any material rights of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company or any of its Subsidiaries to use its assets or conduct its business, (xi) sale, transfer or other disposition of a material portion of the assets of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or scrapping of a material portion of the assets of the Company or any of its Subsidiaries as obsolete, (xii) commitments for capital expenditures of the Company or any of its Subsidiaries in excess of $500,000 in the aggregate,
(xiii) change in accounting policies of the Company, including any change in accounting practices concerning slow selling inventory, or (xiv) material change in the policies of the Company or any of its Subsidiaries with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

3.8. TITLE TO ASSETS, PROPERTIES AND RIGHTS.

              Except as set forth in the SEC Reports or on Schedule 3.8 hereto, each of the Company and its Subsidiaries has good and marketable title to all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of its business, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever ("Encumbrances"), other than Permitted Encumbrances. As used herein, "Permitted Encumbrances" shall mean (i) Encumbrances listed on Schedule 3.8 hereto, (ii) liens for taxes not yet due and payable and for which an appropriate reserve has been taken and (iii) rights of way, easements and other minor defects in title which do not adversely affect in any material respect the use or value of the real property subject to such Encumbrance.

3.9. OWNED AND LEASED REAL PROPERTY.

                       (a) The Company and the Subsidiaries do not own any real property. Schedule 3.9 contains a list and brief description of all of the real property subject to one or more leases (the "Leased Real Property"), including the names of the lessor and the lessee. Except as stated in Schedule 3.9, the Leased Real Property constitutes all real properties used or occupied by the Company and the Subsidiaries in the connection with the Business.

                       (b) Except as set forth on Schedule 3.9, with respect to the Leased Real Property:

                               (i) to the best knowledge of the Company, no
              portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and there is no threatened condemnation or Proceeding with respect thereto;

                               (ii) all buildings and structures located on the
              Leased Real Property, as well as the operation and maintenance thereof, comply in all material respects with all applicable Legal Requirements, and do not violate in any respect the rights of any Person;

                               (iii) no notice of any increase in the assessed
              valuation of the Leased Real Property and no notice of any contemplated special assessment has been received by the Company or any Affiliate thereof and there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Real Property;

                               (iv) there are no contracts, agreements,
              instruments, licenses, commitments, leases or similar document, written or oral, to which the Company or any Affiliate thereof is a party, granting to any one or more Persons the right of use or occupancy of any portion of the parcels of the Leased Real Property; and

                               (v) there are no Persons (other than the Company,
              the Subsidiaries or its lessees disclosed pursuant to clause (iv) above) in possession of the Leased Real Property.

3.10. LEASED PERSONAL PROPERTY.

                  Schedule 3.10 contains a list of all leases involving aggregate lease payments over the life of such lease in excess of $200,000 under which the Company and the Subsidiaries is a lessee of or holds or operates any personal property owned by any third Person, true, complete and correct copies (or, in the case of oral leases, written descriptions) of which have been previously furnished to the Investors.

3.11. INTELLECTUAL PROPERTY.

                       (a) Except as set forth on Schedule 3.11:

                               (i) each of the Company and the Subsidiaries
              owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (as defined below) necessary or required for the conduct of the business of the Company and the Subsidiaries (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company and the Subsidiaries has a valid license, all of which to the extent they are Material Agreements are listed on Schedule
              3.11 (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

                               (ii) the Requisite Rights of the Company and the
              Subsidiaries, all of which are listed on Schedule 3.11, are sufficient for the conduct of the business of the Company and the Subsidiaries as currently conducted;

                               (iii) the Company and the Subsidiaries either own
              or have made timely and proper application for issuance of letters patent in the United States for all significant patentable inventions included within the Owned Requisite Rights;

                               (iv) there are no royalties, honoraria, fees or
              other payments payable by the Company and the Subsidiaries to any Person by reason of the ownership, use, sale or disposition of the Owned Requisite Rights;

                               (v) no activity, service or procedure currently
              conducted or proposed to be conducted by the Company and the Subsidiaries violates any contract, instrument, license, commitment, lease or similar document of the Company and the Subsidiaries with any third Person relating to any Intellectual Property Rights;

                               (vi) the Company and the Subsidiaries have taken
              reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers and employees of and consultants to the Company and the Subsidiaries and other Persons with access to or knowledge of Confidential or Proprietary Information) designed to safeguard and maintain (i) the secrecy and confidentiality of Confidential or Proprietary Information and (ii) the proprietary rights of the Company and the Subsidiaries in all of its Owned Requisite Rights;

                               (vii) to the Best Knowledge of the Company, the
              Company and the Subsidiaries have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition, and the Company and the Subsidiaries have not received from any Person in the past five years (or since its inception, if shorter) any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use to the extent any of the foregoing would have a Material Adverse Effect; and

                               (viii) the Company and the Subsidiaries have not
              sent to any Person in the past five years (or since its inception, if shorter), or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Company and the Subsidiaries by such other Person or any acts of unfair competition by such other Person, nor, to the Best Knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened to the extent any of the foregoing would have a Material Adverse Effect; and

                               (ix) all software (except for Off-the-Shelf
              Computer Software) necessary for or used by the Company and the Subsidiaries in the conduct of the Business as presently conducted that contains or relies upon a calendar function, including but not limited to any function that is indexed to a CPU clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000.

                       (b) Schedule 3.11 contains a true and complete list of all applications, filings and other formal actions made or taken by the Company and the Subsidiaries pursuant to applicable Legal Requirements to perfect or protect its interest in its Intellectual Property Rights, including all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

3.12. MATERIAL AGREEMENTS.

                       (a) Schedule 3.12 contains a true and complete list and brief description of all written and oral contracts, agreements, instruments and other understandings and commitments to which each of the Company and the Subsidiaries is a party and (x) which were entered into or made outside the ordinary course of business or (y) which were entered into or made in the ordinary course of business and are described in clauses (i) through (xv) of this Section 3.12 (all such contracts, agreements, instruments and other understandings and commitments, together with those listed on Schedules 3.4, 3.9, 3.10, 3.11, 3.17, 3.18 and 3.22, being collectively called "Material Agreements" herein). Except as set forth on Schedule 3.12, neither the Company nor any of the

Subsidiaries is a party to any of the following, whether written or oral:

                               (i) distributorship, dealer, sales, advertising,
              agency, manufacturer's representative or other contract relating to the payment of a commission in each case in excess of $200,000 per annum;

                               (ii) collective bargaining agreement or other
              contract with or commitment to any labor union or proposed labor union;

                               (iii) continuing contract for the future purchase
              of products, material, supplies, equipment or services (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) which is not immediately terminable by the Company or the Subsidiaries without cost, forfeiture or other Liability at or at any time after the Closing in each case in excess of $200,000 per annum;

                               (iv) continuing contract for future sales
              (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) which is not immediately terminable by the Company or the Subsidiaries without cost or other Liability at or at any time after the Closing in each case in excess of $200,000 per annum;

                               (v) contract or commitment for the employment of
              any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments, in each case in excess of $100,000 per annum;

                               (vi) indenture, mortgage, promissory note, loan
              agreement, pledge agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board in each case in excess of $200,000 per annum;

                               (vii) contract or commitment for charitable
              contributions in each case in excess of $200,000 per annum;

                               (viii) contract or commitment for capital
              expenditures in each case in excess of $200,000 per annum;

                               (ix) agreement or arrangement for the sale of any
              assets, properties or rights or services or products other than the sale thereof in the ordinary course of business at normal profit margins;

                               (x) contract with respect to the lending or
              investing of funds in each case in excess of $200,000 per annum;

                               (xi) contract or indemnification with respect to
              any form of intangible property, including any Intellectual Property Rights or Confidential and Proprietary Information (except prepackaged software used in the ordinary course) in each case in excess of $200,000 per annum;

                               (xii) contract which restricts the Company or any
              of the Subsidiaries from engaging in any aspect of their businesses anywhere in the world;

                               (xiii) contract or group of related contracts
              with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance thereof has a selling price in each case in excess of $200,000 per annum;

                               (xiv) agreement for the acquisition or
              disposition of a Person or a division of a Person made within the preceding 5 years (whether or not such acquisition or disposition was consummated) in each case in excess of $200,000 per annum; or

                               (xv) other contract material to the business of
              the Company or any of the Subsidiaries including any agreements, instruments, commitments, plans or arrangements, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act on the date hereof.

                       (b) Except as disclosed in Schedule 3.12, all Material Agreements are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Each of the Company and the Subsidiaries have in all material respects performed all of the obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by the Company and the Subsidiaries or, to the Best Knowledge of the Company, any other party to any of the Material Agreements. The Investors have been furnished with true, complete and correct copies of all Material Agreements.

3.13. LITIGATION AND OTHER PROCEEDINGS.

              Except as set forth on Schedule 3.13, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, which would likely result in a Material Adverse Effect, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, nor to the Best Knowledge of the Company does there exist any basis therefor, (ii) customer claims of any nature against the Company or any of the Subsidiaries, which would likely result in a Material Adverse Effect, nor to the Best Knowledge of the Company does there exist any basis therefor, or (iii) Orders of any Governmental Authority with respect to or involving the Company or any of the Subsidiaries, which would likely result in a Material Adverse Effect.

3.14. COMPLIANCE WITH LAWS.

                       (a) Except as disclosed on Schedule 3.14, the Company and each of the Subsidiaries (i) has complied in all material respects with, and is in compliance with, in all respects all Legal Requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof. Schedule 3.14 contains a true, correct and complete list of (A) all such Permits and (B) all Orders under which the Company and the Subsidiaries is operating or bound. To the Best Knowledge of the Company, there is no proposed change in any applicable Legal Requirement which would require the Company or any of the Subsidiaries to obtain any Permits not set forth on Schedule 3.14 in order to conduct the business of the Company and the Subsidiaries as each is presently conducted and as presently proposed to be conducted. None of such Permits or Orders shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, any Document to which it is a party, or the consummation of the transactions contemplated thereby. The Company, after due inquiry, is not aware of any proposed Legal Requirement which would prohibit or restrict the Company or any of the Subsidiaries from, or otherwise materially adversely affect the Company or any of the Subsidiaries in, conducting each of their businesses in any jurisdiction in which each is now conducting business or which it proposes to conduct business.

3.15. TAXES.

              Except as disclosed on Schedule 3.15, (a) the Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company and each Subsidiary is or has been a member has filed all returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it (other than those for which extensions have been granted and have not expired) relating to any Taxes (as defined below); (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns have been paid; (c) the Company and each Subsidiary has paid or made provisions for all Taxes payable for any period that ended on or before the Closing Date and for any period that began on or before the Closing Date and ends after the Closing Date, to the extent such Taxes are attributable to the portion of any such period ending on the Closing Date; (d) the Company and each Subsidiary is not delinquent in the payment of any Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed; (e) there are no pending tax audits of any Returns of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notice of any pending tax audits of any Returns of the Company or any Subsidiary; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes have been proposed, asserted or assessed in writing against the Company or any Subsidiary; (g) neither the Company nor any Subsidiary has granted any extension of the statute or any Subsidiary of limitations applicable to any Return or other Tax claim with respect to any of its respective income, properties or operations or any Subsidiary; (h) neither the Company nor any Subsidiary has been a personal holding company within the meaning of Section 542 of the Code; (i) neither the Company nor any Subsidiary has not made any election under Section 341(f) of the Code; (j) neither the Company nor any Subsidiary is currently, nor has they ever been, a "United States real property holding corporation" as such term is defined in Section 897 of the Code; (k) the Company and the Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including sales and use Taxes, and amounts required by law to be withheld and paid from the wages or salaries of employees), and neither the Company nor any Subsidiary is liable for any Taxes for failure to comply with any such Legal Requirement; (l) neither the Company nor any Subsidiary is and has never been a party to any Tax sharing agreement; and (m) neither the Company nor any Subsidiary has agreed to, is not required to, and will not be obligated to, make any adjustments either on, before or after the Closing Date, to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by the Board of Directors of the Company (acting on the advice of the Company's accountant, as the case may be) that any existing method of accounting is not permissible or appropriate, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method.

3.16. LABOR RELATIONS.

                       (a) Schedule 3.16 sets forth a list of all directors and executive officers of the Company and the Subsidiaries as of the date hereof, together with their respective titles (if any), their current base salary and bonus compensation and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule 3.16 indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. Except as disclosed on Schedule 3.16, to the Best Knowledge of the Company, none of the employees listed on Schedule 3.16 has any plans or intends to terminate his or their employment or engagement with the Company or the Subsidiaries.

                       (b) Except as set forth on Schedule 3.16:

                               (i) the Company and each Subsidiary has complied
              in all material respects, and is in compliance, in all material respects with all applicable Legal Requirements regarding labor, employment and employment practices, terms and conditions of employment and wages and hours, including provisions thereof relating to equal opportunity, collective bargaining and the payment of social security and other Taxes;

                               (ii) there is no unfair labor practice complaint
              against the Company or any Subsidiary pending before the National Labor Relations Board or any other Governmental Authority;

                               (iii) the Company and the Subsidiaries generally
              enjoy good relations with all of their employees, and there is no labor strike, dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries;

                               (iv) neither the Company nor any Subsidiary is a
              party to or bound by any collective bargaining agreement, union contract or singular agreement, no such agreement is currently being negotiated by the Company or any Subsidiary, no labor union has taken any action with respect to organizing employees of the Company or any Subsidiary and no representation question exists with respect to any such employees; and

                               (v) neither the Company nor any Subsidiary is a
              party to or bound by any agreement for the leasing of employees by the Company Subsidiaries and under any obligation to assume any collective bargaining agreement, union contract or singular agreement with respect to any such leased employees.

                       (c) The Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute", bonus or otherwise) becoming due from the Company to any director, officer or employee of the Company, (ii) increase any such benefits otherwise payable, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.17. ERISA PLANS AND CONTRACTS.

                       (a) Schedule 3.17 hereto contains a true and complete list of all Employee Plans. All Employee Plans have been operated and administered in compliance in all material respects with ERISA, the Code and other applicable Legal Requirements.

                       (b) Except as set forth in Schedule 3.17:

                               (i) each Employee Plan, if intended to be
              "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from tax under Section 501(a) of the Code, and to the Best Knowledge of the Company, nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

                               (ii) neither the Company nor any of its ERISA
              Affiliates, nor to the Best Knowledge of the Company and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) or ERISA;

                               (iii) all required or declared Company
              contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trust or accounts;

                               (iv) no proceedings (other than routine claims
              for benefits) are pending, or to the Best Knowledge of the

              Company, threatened, with respect to or involving any Employee
              Plan;

                               (v) except as may be required under Legal
              Requirements of general application, none of the Employee Plans obligate the Company or any of the Subsidiaries to provide any employee or former employee, or their spouses, family member or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                               (vi) each Employee Plan that is a "group health
              plan" with the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of
              Section 4980B of the Code has been or is expected to be incurred;

                               (vii) all reporting and disclosure obligations
              imposed under ERISA and the Code have been satisfied with respect to each Employee Plan; and

                               (viii) no benefit or amount payable or which may
              become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of
              Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                       (c) Neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3 (37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA).

                       (d) The Company has provided the Investors with true and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachment) and financial statements therefore, all governmental rulings, determination, and opinions (and pending requests therefor), and the most recent valuation of the present and future obligations under each Employee Plan that provides post retirement or post-employment health and life insurance and accident or other "welfare type" benefits.

                       (e) No employee of the Company or its ERISA Affiliates is a "leased employee" (as defined in Section 414(n) of the Code) with respect to any client of the Company or its ERISA Affiliates.

3.18. RELATED PARTY TRANSACTIONS.

              Except as set forth in the SEC Reports, and, except for reasonable compensation to regular employees of the Company and any Affiliate for services rendered in the ordinary course of business, no current or former Affiliate of the Company or any "Associate" (as defined in the rules and regulations promulgated under the Exchange Act) thereof, is presently, or during the last three fiscal years (or since inception, if shorter) has been, (i) a party to any agreement or transaction with the Company or any of its Subsidiaries (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any its Subsidiaries (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company. Except as set forth on Schedule 3.18, the Company and each of its Subsidiaries is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates. Except as set forth on Schedule 3.18, the Company and each of its Subsidiaries does not (i) own or operate any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (ii) own or pay for any social club memberships, whether or not for the benefit of the Company, its Subsidiaries and/or any of their executives.

3.19. CONFLICTS OF INTEREST.

                       (a) Neither the Company, the Subsidiaries nor any executive officer acting on behalf of the Company or any of the Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in a position to help or hinder the business of the Company or any of the Subsidiaries (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or any of the Subsidiaries to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Effect on the Company and the Subsidiaries, or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

                       (b) Neither the Company nor any of the Subsidiaries has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by the Company and the Subsidiaries of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

3.20. PRIVATE SALE.

              Assuming the accuracy of the representations of the Investors in
Section 4.2, the offering, sale, and issuance of the Purchased Shares, the Purchased Warrants and the Reserved Common Shares, as the case may be, will be, exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of the Purchased Shares and the Purchased Warrants has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any Person or Persons other than the Investors.

3.21. BROKERS.

              Except for payments which the Company has agreed to make to each of BT Capital and Bear Stearns pursuant to letters between each of the foregoing and the Company as of today's date, neither the Company nor any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

3.22. INSURANCE.

              Schedule 3.22 hereto lists and briefly describes each insurance policy maintained by the Company and the Subsidiaries with respect to the properties, assets and business of the Company and the Subsidiaries (the "Insurance Policies"). All of such Insurance Policies are in full force and effect, and neither the Company nor any of the Subsidiaries is in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Best Knowledge of the Company, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof. The Company maintains insurance for its benefit in amounts and against all risks that are normal and customary for

Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

3.23. ENVIRONMENTAL MATTERS.

                       (a) Neither the Company, the Subsidiaries nor any of their past owned or leased real properties or operations, are subject to or the subject of, any Proceeding, Order, settlement, or other contract arising under Environmental and Safety Requirements, nor, to the Best Knowledge of the Company, has any investigation been commenced or is any Proceeding threatened against the Company or any of the Subsidiaries under the Environmental and Safety Requirements with regard to the Business.

                       (b) Except as set forth on Schedule 3.23, neither the Company nor any of the Subsidiaries have received any written notice, report or other information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Business or the Leased Real Property and arising under any Environmental and Safety Requirement.

                       (c) Schedule 3.23 sets forth a complete and accurate list of all real estate previously owned or operated by the Company and the Subsidiaries. Except as set forth on Schedule 3.23, to the Best Knowledge of the Company none of the following exists, nor has ever existed, at any of the Leased Real Property or any other real property previously owned or operated by the
Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls or (4) landfills, surface impoundments or disposal areas.

                       (d) With respect to the Business, neither the Company nor any of the Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property (and no such real property is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities pursuant to any Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

                       (e) To the Best Knowledge of the Company, no facts, events or conditions relating to the past or present real properties or operations of the Company and the Subsidiaries or the Business will prevent continued compliance by the Business with any Environmental and Safety Requirement, give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental and Safety Requirement, including, without limitation, any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

                       (f) The Company has provided the Investors with correct and complete copies of all reports and studies within the possession or control of the Company and the Subsidiaries with respect to past or present environmental conditions or events at any of the Real Property.

3.24. CUSTOMER RELATIONS, PROFITABILITY.

                  The Company has no notice that any customer, agent, representative or supplier of the Company and the Subsidiaries intends to discontinue, diminish or change its relationship with the Company or any of the Subsidiaries, the effect of which would have a Material Adverse Effect. Each such relationship is in material conformity with standard industry terms and conditions. Each such relationship wherein the Company is obligated to perform under contract services with respect to the Business is priced at a profit level reasonably consistent with the business practices of the Company and the Subsidiaries.

3.25. DISCLOSURE.

              Neither this Agreement nor any of the Schedules or Exhibits, nor any other written material delivered to any of the Investors, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Company, there is no fact, circumstance or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole which has not been set forth in this Agreement or in the Schedules or the Exhibits. Except for the provisions of the Documents, neither the Company nor any of the Subsidiaries is obligated under any contract or agreement or subject to any restriction set forth in its Fundamental Documents which has or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.


                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE INVESTORS

              Each Investor represents and warrants to the Company as to itself severally, and not jointly as to any other Investor, as follows:

4.1. AUTHORIZATION OF THE DOCUMENTS.

              Such Investor has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Investor of the Documents to which it is a party have been duly and validly authorized by all requisite action by such Investor and each such Document constitutes or upon execution and delivery will constitute a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.2. INVESTMENT REPRESENTATIONS.

                       (a) Such Investor is acquiring the Purchased Shares and the Purchased Warrants hereunder and, in the event that such Investor should acquire any Reserved Common Shares, will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

                       (b) Such Investor understands that (i) the Purchased Shares and the Purchased Warrants have not been, and the Reserved Common Shares will not be, registered under the Securities Act or applicable state securities laws and have been issued by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Purchased Shares and the Purchased Warrants, and if acquired, the Reserved Common Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

                       (c) Each Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder only in limited amounts.

                       (d) Such Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                       (e) Such Investor is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to such Investor or its representatives all agreements, documents, records and books that such Investor has requested relating to an investment in the Securities which may be acquired by the Investor hereunder. Such Investor has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Investor. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Investor's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party except that made in Section 3.2 hereof.

                       (f) The state in which any offer to purchase shares hereunder was made to or accepted by such Investor is the state shown as the Investor's address on Schedule I hereto.

                       (g) Such Investor is not a person which itself is, or would cause the Company to be, disqualified pursuant to Rule 262 promulgated under the Securities Act.

                       (h) Such Investor was not formed for the purpose of investing in the Securities which may be acquired hereunder.

4.3. RESIGNATIONS FROM BOARD OF DIRECTORS.

              Each Investor agrees and covenants that, at the earlier of (i) the expiration of the Term (as defined in the Voting Agreement) and (ii) the date that such Investor shall cease to have the right to designate a Director under
Section 2.1(a) of the Voting Agreement, such Investor shall cause its designee, if any, who is at that time a member of the Company's Board of Directors to forthwith offer his or her resignation from the Board of Directors.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

              The obligation of each Investor to purchase and pay for the Purchased Shares and the Purchased Warrants hereunder at the Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Investor). The Company shall use its reasonable best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

5.1. CERTIFICATE OF DESIGNATION.

              The Certificate of Designation has been filed with and accepted by the Secretary of the Commonwealth of Massachusetts, and evidence of such filing and acceptance satisfactory to the Investors, shall have been delivered to the Investors.

5.2. PAYMENT OF OBLIGATIONS TO LENDERS.

              The Investors shall have received evidence reasonably satisfactory to each of them that immediately following the consummation of the transactions contemplated by this Agreement and the Credit Agreement (a) all the Indebtedness and other obligations of the Company and the Subsidiaries under the Existing Credit Agreement shall have been repaid and discharged, respectively, and (b) all the Escrowed Warrants (as such term is defined in the Escrow Agreement) shall have been delivered to the Company and cancelled.

5.3. VOTING AGREEMENT.

              The Voting Agreement shall have been executed and delivered by the Company and all parties thereto.

5.4. REGISTRATION RIGHTS AGREEMENT.

              The Registration Rights Agreement shall have been executed and delivered by the Company and all parties thereto.

5.5. ISSUANCE OF THE PURCHASED SHARES AND PURCHASED WARRANTS.

              The Company shall have duly issued and delivered (i) to such Investor the certificate or certificates for the number of Purchased Shares being purchased by such Investor at the Closing and (ii) to such Investor the certificate or certificates for the number of Purchased Warrants being purchased by such Investor at the Closing.

5.6. DOCUMENTS.

              The other Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto (other than the Investors) and shall be in full force and effect and enforceable against the Company and such parties in accordance with their respective terms.

5.7. KEY PERSON LIFE INSURANCE.

              The Company shall have obtained a life insurance policy on the life of Michael Lerner, which policy shall be in a face amount of at least equal to $5,000,000 and shall in its commercially reasonable judgment increase the face amount of such policy to $10,000,000, and shall use its best efforts to obtain such a policy on the life of Richard Wenz, which policy shall be in a face amount of at least equal to $1,000,000, to be issued by a financially sound and reputable insurer, and name the Company as beneficiary.

5.8. PERFORMANCE.

              The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Closing and shall have certified to such effect to such Investor in writing.

5.9. ALL PROCEEDINGS TO BE SATISFACTORY.

              All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby (including those disclosed on Schedule 3.2) shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to such Investor. Such Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

5.10. OPINION OF COUNSEL.

              Kassler & Feuer, PC, Phillips, Friedman, Kotler, and Bracher Rawlins, each counsel to the Company, shall have delivered their opinions addressed to the Investors, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

5.11. SUPPORTING DOCUMENTS.

              Such Investor shall have received copies of the following supporting documents (in form and substance reasonably satisfactory to such Investor):

                               (i) certificates of the Secretary of the
              Commonwealth of the Commonwealth of Massachusetts, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

                               (ii) a telegram, telex or other acceptable method
              of confirmation from said Secretary as of the close of business on the next business day preceding the date of the Closing as to the continued good standing of the Company;

                               (iii) a certificate of the Clerk or an Assistant
              Clerk of the Company, dated as of the date of the Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Articles of Organization and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Investor); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Shares, and that all such resolutions are still in full force and effect; (3) that the Articles of Organization has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Purchased Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

                               (iv) such additional supporting documents and
              other information with respect to the operations and affairs of the Company as such Investor may reasonably request.

5.12. NO LITIGATION OR LEGISLATION.

              No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Investors to own Securities of the Company.

5.13. SBA LETTER.

              BT Capital shall have prepared the side letter regarding SBA regulatory compliance (the "SBA Letter") and the Company shall have executed the SBA Letter and delivered it to BT Capital.

5.14. FEES

              The Company shall have paid BT Capital and Bear Stearns the fees payable to each of them at Closing pursuant to the terms of the letters referenced in Section 3.21 hereof.

5.15. OTHER CLOSING CONDITIONS.

              All conditions to closing under the Credit Agreement shall have been satisfied and the Company shall deliver a certificate to the Investors to that effect.

                  The obligations of the Company to sell the Purchased Shares and the Purchased Warrants to the Investors at the Closing are subject to the satisfaction of the following conditions: (a) each of the Investors shall have delivered to the Company the consideration set forth in Sections 2.1(a) and 2.1(b), and (b) each Investor shall have entered into the Documents to which it is a party and such agreements shall be in full force and effect.


                                   ARTICLE VI

                                 INDEMNIFICATION

6.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC.

              All statements contained in any other Document or any closing certificate delivered by the Company or the Investors, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate") shall constitute representations and warranties by the Company, or the Investors, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or an Investor, in connection with the transactions contemplated by this Agreement shall survive the Closing until the expiration of two years following the Closing Date except that (i) those contained in Section 3.5 shall expire eighteen months following the Closing Date, (ii) those contained in Section 3.23 shall expire on the sixth anniversary of the Closing Date and (iii) those contained in Section 3.15 and Section 4.2 shall expire upon the thirtieth day after the expiration of the applicable statute of limitations (taking into account any waivers or extensions thereof).

6.2. INDEMNIFICATION.

                       (a) In addition to all other rights and remedies available to the Investors, the Company shall indemnify, defend and hold harmless each Investor and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Investor Representatives"; and together with such Investor, the "Investor Indemnified Persons") against all Losses, and none of the Investor Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) arising from the breach of any covenant or agreement of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting such breach, or (iii) arising from any Claim (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Company, (B) the execution, delivery and performance of this Agreement and the other Documents and the related documents and agreements contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Investor Indemnified Persons in connection with this Agreement and the other Documents or the related documents and agreements contemplated hereby and thereby. Notwithstanding the foregoing, upon judicial determination, which is final and no longer appealable, to the extent that the act or omission giving rise to the indemnification pursuant to clause
(iii) of Section 6.2(a) resulted out of or was based upon the indemnified party's gross negligence, fraud or willful misconduct, (unless such action was based upon the Investor Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein, or in the Documents), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the indemnified party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

                       (b) In addition all other rights and remedies available to the Company, each Investor severally as to itself only and not as to any other Investor, shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons,") against all Losses, together with all reasonable out-of-pocket costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Investor contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach or
(ii) arising from the breach of any covenant or agreement of such Investor contained in any Document or Closing Certificate or any facts or circumstances constituting such breach.

                       (c) If for any reason the indemnity provided for in this
Section is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Persons shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Persons on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Persons and the Indemnified

Person as well as any relevant equitable considerations. In addition, the Indemnifying Persons shall reimburse any Indemnified Person upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Person in connection with investigating, preparing for or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Persons have under this Article VI shall be in addition to any Liability that the Indemnifying Persons may otherwise have. The Indemnifying Persons further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such Claim.

                       (d) Any indemnification of an Indemnified Person by Indemnifying Persons pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Persons to an account designated by the Indemnified Person within 15 days after the determination thereof.


                                   ARTICLE VII

                             TRANSFER OF SECURITIES

7.1. RESTRICTION ON TRANSFER.

              The Restricted Securities shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof; provided, however, that notwithstanding the provisions of this
Article VII any holder of Restricted Securities may Transfer, by assignment or otherwise, without complying with the requirements of Section 7.3(a) all or any portion of such holder's interest in any Restricted Securities held by it to an Affiliate of such holder provided that, in each case, each such Transfer must comply with all provisions of the Securities Act applicable to any such Transfer and without the creation of any obligation on the part of the Company except as otherwise set forth in the Documents.

7.2. RESTRICTIVE LEGENDS.

              Each certificate evidencing the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 7.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE

                  SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF JULY 30, 1997, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CLERK OF THE ISSUER HEREOF."

7.3. NOTICE OF TRANSFER.

                       (a) The holder of any Restricted Securities, by acceptance thereof agrees, prior to any Transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section
7.3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (i) the written opinion, addressed to the Company, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (ii) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the holder of Restricted Shares, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Restricted Shares pursuant to the terms and provisions of the Registration Rights Agreement; provided, however, that (A) in the case of a holder of Restricted Securities which is a partnership, no such opinion of counsel shall be necessary for a Transfer by such holder of Restricted Securities to a partner of such holder of Restricted Securities, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this Article VII to the same extent as if such transferee were originally a signatory to this Agreement, and (B) no such opinion shall be required in connection with a Transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), provided, that the Company, shall be provided with customary written representations relating to such transaction reasonably satisfactory to counsel for the Company.

                       (b) If in the opinion of such counsel (if such opinion is required hereunder) the proposed Transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

                       (c) Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 7.2 hereof unless (i) in the opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto) unless such Transfer is made to an Affiliate of the Company.

                       (d) The holder of Restricted Securities shall not Transfer such Restricted Securities until such opinion of counsel has been given (unless waived by the Company, or unless such opinion is not required in accordance with the provisions of Section 7.1 or this Section 7.3) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

7.4. TRANSFER PURSUANT TO RULE 144.

              The Company agrees to use its best efforts to provide to the holders of the Restricted Securities (and upon a holder's request to any prospective investors designated by a holder) the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144.


                                  ARTICLE VIII

                               INFORMATION RIGHTS

8.1. ACCESS TO RECORDS.

                       (a) The Company shall afford to each Significant Investor and its employees, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and to all officers and employees of the Company and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company and its Subsidiaries. The Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with any Investor and its representatives as such Investor may reasonably request, and to permit such Investor and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as such holder may reasonably request. All costs and expenses incurred by such Investor and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by such Investor and its representatives in connection with exercising such access rights shall be borne by such Investor.

                       (b) Each Investor shall use its best efforts to maintain the confidentiality of any confidential and proprietary information obtained by it under this Section 8.1 and shall not use, or permit the use of, any of such confidential and proprietary information in its business or the business of any company in which it may have an ownership interest or in any manner or for any other purpose except as contemplated hereby; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of any Investor or such authorized representatives to disclose any such information concerning the Company which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons or (ii) otherwise pursuant to or as required by law.

                       (c) As used herein, "Significant Investor" shall mean and include any Investor who, at the time in question, shall own, together with its Affiliates, at least 5% of the outstanding Common Equivalents at the time in question.

8.2. FINANCIAL REPORTS.

              The Company shall furnish each Significant Investor with the following:

                       (a) Quarterly Statements. Upon the request of such Significant Investor, within 45 days after the end of each quarterly accounting period, except after the end of the fourth quarterly accounting period in the Company's fiscal year in which case the time period shall be 90 days, an unaudited financial report of the Company, which report shall be prepared in accordance with generally accepted accounting principles consistently applied, and which shall include the following:

                               (i) a profit and loss statement for such
              quarterly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such quarterly accounting period;

                               (ii) a balance sheet as at the last day of such
              quarterly accounting period;

                               (iii) a cash flow analysis for such quarterly
              accounting period on a cumulative basis for the fiscal year to date;

                               (iv) a schedule showing all expenditures of a
              capital nature in excess of $250,000 individually during such quarterly accounting period; and

                               (v) a comparison between the actual figures for
              such quarterly accounting period and the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) for such quarterly accounting period, with an explanation of any material differences between them.

                       (b) Copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders generally or released to the public and copies of all regular and periodic reports filed by the Company with the SEC, or any securities exchange.

                       (c) Upon the request of such Significant Investor, copies of all reports prepared for or delivered to the management of the Company by its Accountants;

                       (d) Upon the request of such Significant Investor, any other routinely collected financial or other information available to management of the Company (including, without limitation, routinely collected statistical data);

                       (e) Upon the request of such Significant Investor, within sixty (60) days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year, which financial statements shall include a comparison between the actual figures for such fiscal year and the comparable figures for the prior year (if any) for such fiscal year, with an explanation of any material differences between them; and

                       (f) Promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation, any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Company at the time, to have a Material Adverse Effect, the Company shall deliver a written notice to each Significant Investor describing in reasonable detail such proceeding.

                                   ARTICLE IX

                    ADDITIONAL AGREEMENTS OF THE CORPORATION

9.1. COMPLIANCE.

              The Company and the Subsidiaries (a) in carrying out their businesses shall comply in all material respects with Legal Requirements and Orders of any Governmental Authority applicable to it, its business and the ownership of its assets and (b) shall obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits shall be maintained, in full force and effect.

9.2. INSURANCE.

                       (a) All the insurable properties of the Company and the Subsidiaries shall be insured for the benefit of the Company and its Subsidiaries in the full amounts required to protect the Company and its Subsidiaries against all risks usually insured against by Persons operating similar properties in the localities in which such properties are located under policies in effect and issued by national insurers of recognized responsibility.

                       (b) The Company shall maintain the other insurance coverage specified on Schedule 9.2 hereto including product liability, directors' and officers' liability and key person life insurance.

9.3. AFFIRMATIVE COVENANTS.

              As long as the Investors hold at least 5% of the outstanding Common Equivalents, the Company shall, and shall cause its Subsidiaries, as applicable, to observe and perform the following:

                       (a) Payment of Dividends. The Company shall pay or accrue, as the case may be, the required dividends on the shares of Series A Preferred Stock and any other amounts payable under the Documents in accordance with the terms of the Documents.

                       (b) Proceeds. The Company shall use the proceeds of the sale of the Purchased Shares and the Purchased Warrants solely in the manner described in this Agreement.

                       (c) Payment of Taxes, etc. The Company shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become an Encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (z) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect.

                       (d) Preservation of Corporate Existence, etc. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except pursuant to a Change of Control); provided, however, that any Subsidiary may merge or consolidate with any other Subsidiary or the Company. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, except any thereof the non-preservation or non-maintenance of which could not reasonably be expected to have a Material Adverse Effect.

                       (e) Keeping of Books. The Company shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles.

                       (f) Maintenance of Properties, etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, except any thereof the non-maintenance or non-preservation of which could not reasonably be expected to have a Material Adverse Effect.

                       (g) Transactions with Affiliates. The Company shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

9.4. NEGATIVE COVENANTS.

              As long as the Investors hold at least 5% of the outstanding Common Equivalents, the Company shall not, without the prior written consent of the Requisite Investors:

                       (a) Related Transactions. Enter into or permit any Subsidiary to enter into, any transaction (including, without limitation, the purchase, sale, lease or exchange of property or the rendering of services) with any Affiliate provided however, that the Company may enter into ordinary course transactions with Affiliates including, granting options to and entering into and amending employment agreements with management employees, provided that such transactions are approved by the Board of Directors or the applicable committee thereof.

                       (b) Restricted Payments. Neither the Company nor its Subsidiaries shall declare or make any Restricted Payments.

                       (c) Issuance of Capital Stock or Other Equity Interests. Permit any Subsidiary to authorize or create any capital stock or issue any capital stock (including any options or warrants convertible into capital stock) to any Person other than the Company or another Subsidiary.

                       (d) Board of Directors. Permit the number of members of the board of directors (other than members selected or designated by the Investors) of the Company to exceed ten (10) and the Company agrees to use its best efforts to add the respective designees of BT Capital and Bear Stearns pursuant to the provisions of the Voting Agreement.

                       (e) Agreements. Enter into any agreement or commitment or otherwise become bound or obligated to do or perform any of the foregoing actions.


                                    ARTICLE X

                                  MISCELLANEOUS

10.1. FEES.

                       (a) The Company will pay, and save the Investors harmless against all Liability for the payment of, (i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual, out-of-pocket costs and expenses incurred by the Investors at or prior to closing in connection with the transactions contemplated hereby, including fees and charges of O'Sullivan Graev & Karabell, LLP (counsel to the Investors), Price Waterhouse LLP (accountant to the Investors) and LEK/Alcar Consulting Group (consultant to the Investors), in connection with the purchase and ownership of the Purchased Shares and the Purchased Warrants, (iii) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Investors in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby, and (iv) the reasonable fees and expenses incurred by each Investor in any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions such Investor.

                       (b) The Company further agrees that it will pay, and will save the Investors harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Investors harmless from all issue taxes in respect of the issuance of the Reserved Common Shares to the Investors.

10.2. FURTHER ASSURANCES.

              The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of the Agreement and the other Documents.

10.3. REMEDIES.

              In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Investors (or any Investor) may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

10.4. SUCCESSORS AND ASSIGNS.

              This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors, transferees, assigns, heirs and personal representatives. Upon any Transfer of the Purchased Shares, the Purchased Warrants or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred shares in the same manner as the transferring Investor.

10.5. ENTIRE AGREEMENT.

              This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

10.6. NOTICES.

              All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                         (i)  if to the Company, to:

                              Safety 1st, Inc.
                              210 Boylston Street
                              Chestnut Hill, Massachusetts  02167
                              Telephone:  (617) 964-7744
                              Telecopier: (617) 928-3205
                              Attention:  Michael Lerner;

                              with a copy to:

                              Kassler & Feuer, PC
                              101 Arch Street
                              Boston, Massachusetts  02110-1103
                              Telephone:  (617) 439-3800
                              Telecopier: (617) 439-0060
                              Attention:  Stanley Cygelman, Esq.;

                              if to any Investor, to him, her or it at his, her or its address set forth on Schedule I attached hereto;

                              with a copy to:

                              O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                              New York, NY  10112
                              Telephone:  (212) 408-2400
                              Telecopier: (212) 408-2420
                              Attention:  Harvey M. Eisenberg, Esq.


or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

10.7. AMENDMENTS, MODIFICATIONS AND WAIVERS.

              The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the holders of a majority of the Purchased Shares and the Purchased Warrants issued pursuant to this Agreement and held by Investors.

10.8. GOVERNING LAW; WAIVER OF JURY TRIAL.

                       (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                       (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

10.9. NO THIRD PARTY RELIANCE.

              Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Investors or the Investor Representatives, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

10.10. EXTENSION; WAIVER.

              At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

10.11. SEVERABILITY.

              It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.12. INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

              All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this

Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Investor could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

10.13. COUNTERPARTS; FACSIMILE SIGNATURES.

              This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock and Warrant Purchase Agreement as of the date first above written.

                                       SAFETY 1ST, INC.



                                       By: /s/ Richard E. Wenz
                                           ----------------------------
                                           Name: Richard E. Wenz
                                           Title: President

INVESTORS:

BT CAPITAL PARTNERS, INC.              BEAR, STEARNS & CO. INC.

By: /s/ James M. Dworkin               By: /s/ Allan B. Ruchman
   ---------------------------             ---------------------------
   Name: James M. Dworkin                  Name: Allan B. Ruchman
   Title: Vice President                   Title: Managing Director

                                   SCHEDULE I

                                    INVESTORS

     Name and Address                Purchased          Unconditional          Conditional          Aggregate
       for Notices                    Shares              Warrants               Warrants            Purchase
       -----------                    ------              --------               --------            --------
BT Capital Partners, Inc.
130 Liberty Street
25th Floor
New York, New York 10006
Telecopier: (212) 250-7651
Telephone: (212) 250-9609
Attention: James M. Dworkin            7,500                570,755               63,418            7,500,000

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY 10167
Telecopier: (212) 272-3092
Telephone: (212) 272-6785
Attention: John Howard                 7,500                570,755               63,418            7,500,000
                                      ------              ---------              -------           ----------
TOTAL                                 15,000              1,141,510              126,836           15,000,000
                                      ======              =========              =======           ==========